UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

The Greater Cannabis Company Inc.
(Exact name of registrant as specified in charter)

Florida	000-56027	30-0842570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101, Baltimore, MD	21208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443)-738-4051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “GCAN,” “we,” “us” and “our” refer to The Greater Cannabis Company, Inc. and its subsidiaries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 8.01 Other Matters.

Reverse Stock Split

We are implementing a 1-for-1,500 Reverse Split of the Company’s common stock (the “Reverse Split”) effective as of the close of business on October 15, 2025. As a result, every 1,500 pre-Reverse Split shares of common stock outstanding will automatically combine into one new share of post-Reverse Split common stock without any action on the part of the holders.

The Company’s common stock will begin trading on a post-Reverse Split basis at the opening of trading on Thursday, October 16, 2025. In connection therewith, the Company’s ticker symbol will be GCAND for twenty (20) trading days to designate that it is trading on a post-Reverse Split basis. In addition, our post-Reverse Split common stock will trade under the new CUSIP Number 391657202.

Following the Reverse Split, the number of shares of the Company’s issued and outstanding common stock will have been reduced from 1,349,888,436 to approximately 900,256. The Reverse Split will also apply to shares of common stock issuable upon the conversion of outstanding convertible debt, warrants and stock options. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

There is not a requirement that stockholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common stock into which the existing shares of common stock have been converted as a result of the reverse stock split.

Upon the completion of the reverse stock split, the Company will have additional shares of common stock available for issuance. Although the Company may use the additional authorized shares of common stock in the future to raise additional capital, it has no specific plans, arrangements, or understandings to do so beyond making shares available for issuance pursuant to the conversion of outstanding convertible debt and the exercise of outstanding options and warrants, if applicable.

In connection with the reverse stock split, we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida, a copy of which is included as Exhibit 3.1 to this Report.

The Company expects that shareholders holding GCAN shares at registered brokerage firms or at the transfer agent will have the Reverse Split transaction processed automatically in their accounts over the next few days. Shareholders holding physical stock certificates may request new certificates evidencing their post-Reverse Split shares by contacting the Company’s transfer agent, ClearTust, LLC, 16540 Pointe Village Dr, Suite 210, Lutz, Florida 33558, cleartrustonline.com or (813) 235-4490.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation of The Greater Cannabis Company, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025	THE GREATER CANNABIS COMPANY INC.

	By:	/s/ Aitan Zacharin
Aitan Zacharin Chief Executive Officer

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